Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:
John J. Millerick
Senior Vice President & CFO
(978) 977-3000

Analogic Corporation Provides Further Update on Its
Financial Statements

Analogic Will Restate Financial Statements For Fiscal 2002 and 2003

PEABODY, MA (January 14, 2005) – Analogic Corporation (NASDAQ: ALOGE), a designer and manufacturer of high precision health and security imaging equipment, today provided an update on the status of its financial statements.

On December 13, 2004, Analogic announced that, as a result of its review of customer transactions and revenue recognition procedures followed by its Camtronics Medical Systems (“Camtronics”) subsidiary, Analogic concluded that it must revise its previously announced operating results for the fiscal year ended July 31, 2004 (“fiscal 2004”) and that it must restate its financial statements on file with the SEC for each of the first three quarters of fiscal 2004.

Analogic has now concluded that it will restate its financial statements for the fiscal years ended July 31, 2002 and 2003 and each of the interim periods within those years to reflect the appropriate accounting treatment for some of the Camtronics transactions that have been under review. Those restatements will primarily involve a deferral of Camtronics’ revenues and associated costs from the fiscal period in which they were originally recorded to subsequent fiscal periods. As a result, investors should no longer rely on Analogic’s prior earnings releases or financial statements for those periods.

Analogic currently estimates that its revenues for fiscal 2002 will be $1.2 million lower than the $306.1 million originally reported, and that its revenues for fiscal 2003 will be $0.2 million higher than the $471.5 million originally reported.

Analogic will issue another press release describing complete results of operations for fiscal 2002, fiscal 2003, fiscal 2004 and the first quarter of fiscal 2005 ended October 31, 2004, including the changes to the revenues and net income originally reported for those periods, once it has completed the revisions to and preparation of those financial statements. Analogic will also file amended reports with the SEC containing the necessary restatements of its historical financial statements for those periods, as well as each of the first three quarters of those fiscal years, as promptly as practicable.

The restatements are required due to the incorrect application of software revenue recognition procedures with respect to certain Camtronics transactions. Under software revenue recognition rules, Camtronics is not permitted to recognize revenue on a multiple-element software arrangement until such time as Camtronics has delivered or performed all elements of the arrangement or has sufficient evidence of fair value for each undelivered or non-performed element of the arrangement. In the majority of the transactions underlying the restatement, Camtronics has delivered and the customer has paid for the software. However, Camtronics is prohibited from recognizing any revenue from the transaction because some element of the transaction – such as the delivery of a software upgrade or the performance of customization services – has not been delivered or performed or sufficient evidence of fair value for those elements cannot be determined. Analogic believes that all the Camtronics transactions in question represent bona fide customer sales, and that the revenue that has been reversed as part of these restatements will be recognized in future fiscal periods.

This press release contains statements regarding future events or circumstances that involve risks and uncertainties. Those statements are considered “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995 and are made pursuant to the safe harbor provisions of that Act. Investors are cautioned that those forward-looking statements may differ materially from actual future events or circumstances as a result of various important factors, including those referred to under the heading “Business Environment and Risk Factors” in Analogic’s most recent Quarterly Report on Form 10-Q on file with the SEC, as well as unforeseen issues encountered in Analogic’s completion of its financial statements for fiscal 2002, 2003, and 2004 and the first quarter of fiscal 2005, and PricewaterhouseCoopers’ audit of the annual financial statements and review of the quarterly financial statements. In addition, the forward-looking statements included in this press release represent Analogic’s views as of the date of this press release. Analogic anticipates that subsequent events and developments may cause its views to change. However, while Analogic may elect to update those forward-looking statements at some point in the future, Analogic specifically disclaims any obligation to do so. Those forward-looking statements should not be relied upon as representing Analogic’s views as of any date subsequent to the date of this press release.

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